STOCK OPTION AGREEMENT PURSUANT TO THE POWER TECHNOLOGY, INC. 2007 STOCK OPTION SAR and STOCK BONUS CONSULTANT PLAN

Stock Option Agreement made and entered into on February 21, 2006 by and between Power Technology, Inc. (the "Company") and Timothy J. Connolly ("Grantee"), whose address is 8602 Pasture View Lane, Houston, Texas 77024.

NOW, THEREFORE, in consideration of the mutual promises and representations herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and Grantee hereby agree as follows:

1. OPTION GRANT. The Company hereby grants to Grantee, effective upon the filing of an S-8 Registration statement for the POWER TECHNOLOGY, INC. 2007 STOCK OPTION SAR and STOCK BONUS CONSULTANT PLAN, a non-qualified stock option ("Option") to purchase up to 5,000,000 shares of the Company's common stock, $.001 par value, at an option exercise common stock of the Company at $.04 per share, subject to the terms and conditions of this Stock Option Agreement.

2. THE PLAN. The option is granted pursuant to the Company's 2007 STOCK OPTION SAR and STOCK BONUS CONSULTANT PLAN (the "Plan") for which a S-8 Registration Statement has not been filed.

3. TERMINATION OF OPTION. The Option shall terminate on ~~February 26,~~ April 30 2008. BJW

4. MANNER OF EXERCISE. The Option may be exercised by notice in writing to the Company accompanied by the following:

4.1 Payment in full in United States dollars in cash or by check of the aggregate option price for the shares of the Company's common stock being purchased;

4.2 Such documents, in form and substance satisfactory to the Company in its discretion shall deem necessary or appropriate: (i) to evidence Grantee's exercise, in whole or in part, of the Option, and (ii) to evidence that a registration statement with respect to the issuance of such shares is then in effect under the Securities Act of 1933, as amended ("Act").

5. ISSUANCE OF SHARES. If the Option is exercised in accordance with the provisions hereof, the Company shall deliver, or cause to be delivered, to the Grantee one or more stock certificates registered in Grantee's name (or in the names of his legal representatives, if appropriate) for the shares of stock so acquired as soon as reasonably possible.

6. TRANSFER OF SHARES. If a registration statement with respect to the issuance of Grantee's shares upon the exercise of the Option was in effect at the time of such issuance, and Grantee is deemed to be an "Affiliate" (as such term is defined in the Act) of the Company at the time of the proposed transfer of Grantee's shares, Grantee

BJW

will not offer, sell, hypothecate, transfer or otherwise dispose of any of the shares of common stock issued pursuant to the exercise of the Option unless either:

6.1 A registration statement with respect to such transfer is then in effect under the Act and such offer, sale, transfer or other disposition is accompanied by a prospectus relating to such registration statement and meeting the requirements of Section 10 of the Act; or

6.2 Counsel satisfactory to the Company renders a reasonable opinion in writing and addressed to the Company and its counsel, that, in the opinion of such counsel, such proposed offer, sale, transfer or other disposition of the shares is exempt from the provisions of Section 5 of the Act in view of the circumstance of such proposed offer, sale, transfer or other disposition pursuant to Rule 144 under the Act.

7. ASSIGNMENT OF OPTION. The Option shall be transferable only by will or by the laws of descent and distribution and shall be exercisable during Grantee's lifetime only by Grantee.

8. BINDING EFFECT. This Stock Option Agreement shall be binding upon and shall inure to the benefit of any successor in interest of the Company, and, to the extent herein provided and as provided in the Plan, shall be binding upon and inure to the benefit of Grantee's legal representatives, heirs, and successors in interest.

9. NOTICES All notices hereunder shall be in writing and shall be deemed to have been given one (1) business day after being sent by facsimile or five (5) days after being mailed by certified mail, addressed to the address below stated of the party to which notice is given, or to such changed address as such party may have fixed by notice:

To the Company: Power Technology, Inc., 5300 Memorial Drive, Suite 700, Houston, TX 77007.

To Grantee: Timothy J. Connolly, 8602 Pasture View Lane, Houston, TX 77057

Provided, however, that any notice of change of address shall be effective only upon receipt.

COMPANY:

POWER TECHNOLOGY, INC.

Bernard J Walter

Bernard J Walter, President

GRANTEE:

Timothy J. Connolly